CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam Equity Income Fund

We consent to the use of our report dated January 6, 2017 with respect to the financial statements of Putnam Equity Income Fund included herein, and to the references to our firm in the Form of Agreement and Plan of Reorganization in the Prospectus and under the headings “Independent Registered Public Accounting Firms” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
March 2, 2017